AMENDMENT NO. 1 TO THE
INVESTMENT ADVISORY AND MANAGEMENT AGREEMENT BETWEEN
CRESTLINE LENDING SOLUTIONS, LLC AND
CRESTLINE MANAGEMENT, L.P.

This Amendment No. 1 (this “Amendment”), dated as of October 7, 2026, to the Advisory Agreement (as defined below) is made by and between CRESTLINE LENDING SOLUTIONS, LLC, a Delaware limited liability company (the “Company”) and CRESTLINE MANAGEMENT, L.P., a Delaware limited partnership (the “Adviser”).
RECITALS

WHEREAS, the Company and the Adviser are parties to that certain Investment Advisory Agreement, dated as of December 1, 2025 (the “Advisory Agreement”); and
WHEREAS, the Company and the Adviser have agreed to amend the Advisory Agreement to reduce the base management fee payable by the Company to the Adviser as set forth herein.

NOW, THEREFORE, in consideration of the premises and the covenants hereinafter contained and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Adviser hereby agree as follows:
1.    Effective as of October 1, 2026, Section 3(b) of the Advisory Agreement shall be, and it hereby is, amended and restated in its entirety as follows:
(b) The Base Management Fee shall be calculated at a rate of 0.071% (0.85% annualized) based on the value of the Company’s net assets at its most recently published net asset value. For services rendered under this Agreement, the Base Management Fee will be payable quarterly in arrears. Base Management Fees for any partial month or quarter will be appropriately pro-rated.

Except as expressly provided hereby, the parties further agree that all of the terms and provisions of the Advisory Agreement are and shall remain in full force and effect.

This Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, and all such counterparts shall together constitute one and the same instrument.
This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware and in accordance with the applicable provisions of the 1940 Act.

Capitalized terms used herein and not defined herein shall have the same meanings as in the Advisory Agreement.
[Remainder of Page Intentionally Left Blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the date written above.
CRESTLINE LENDING SOLUTIONS, LLC

By:    /s/ Chris Semple
Name: Chris Semple
Title: Chief Executive Officer

CRESTLINE MANAGEMENT, L.P.

By:    /s/ John S. Cochran
Name: John S. Cochran
Title: Chief Operating Officer

[Crestline – Amendment No. 1 to Advisory Agreement (October 2026)]